August 8, 2008

Mr. Lewis C. Brewster
121 Old Course Drive
Newport Beach, California 92660

Re: Separation and Release Agreement

Dear Lewis:

This letter agreement (this “Agreement”) sets forth the terms of how your performance shares granted in 2006 and your retention agreement of June 2007 will be handled along with your separation from employment with Company as you voluntarily transition to NXP. This Agreement will be effective upon the “Effective Date” (as defined in the general release attached hereto as Exhibit A).

1.	Notice of Termination. You hereby notify the Company that you are voluntarily terminating your employment with the Company contingent upon and effective as of the closing date of the sale (the “NXP Sale”) by the Company of its Broadband Media Processing product lines to NXP Semiconductors (“NXP”).

2.	Separation from Employment.

a.	You acknowledge that you have elected to voluntarily resign from employment with the Company contingent upon and effective as of the closing date of the NXP Sale. Your last day of employment as Executive Vice President and General Manager of Broadband Media Processing of the Company and your Date of Termination will be the closing date of the NXP Sale.

b.	You hereby acknowledge and agree that your resignation from employment with the Company does not constitute a termination of employment by the Company, and that you are voluntarily leaving the Company.

c.	You hereby acknowledge and agree that you are not entitled to any severance or other payments or benefits pursuant to Article 8(d) of your Employment Agreement, including without limitation any payment of continued base salary or severance, continued provision of welfare benefits and continued vesting of equity awards (other than the standard post-termination exercise period set forth in such equity award agreements).

d.	By executing this Agreement, you hereby resign, effective as of the Date of Termination, (i) from any officer, director or similar positions that you hold with the Company or any of its affiliates or subsidiaries (collectively with the Company, the “Company Entities”), and (ii) from any positions that you hold on any committees within the Company Entities, including committees of the board of directors and similar governing bodies. You agree to take any action reasonably required of you by the Company Entities to effectuate any such resignation.

3.	Accrued Obligations. Within thirty days after the Date of Termination, you will be paid your Annual Base Salary through the Date of Termination and any unused vacation benefits that you may have accrued through the Date of Termination and that do not carry over to NXP. Any compensation previously deferred by you that is grandfathered and not subject to the rules of Section 409A will be payable in accordance with the terms of the plan or arrangement under which the compensation is deferred. Any compensation previously deferred by you that is subject to the rules of Section 409A will be payable in accordance with the terms of the plan or arrangement under which the compensation was deferred as amended to comply with Section 409A. Any other amounts or benefits required to be paid or provided, or which you are entitled to receive, under any plan, program, policy or practice of the Company or its affiliates to the extent unpaid will be payable in accordance with the terms of the plan, program, policy or practice under which the compensation was deferred.

4.	Separation Payment. Although the Company is under no obligation to make any separation payment to you, in consideration for your execution of the General Release Agreement attached hereto as Exhibit A, the following will occur:

a.	Company will pay to you in a lump sum the amount of $55,000 less all applicable taxes and withholdings, within thirty (30) days of the Effective Date; and

b.	You will not be required to repay the amount of your retention bonus granted to you by the Company in June 2007.

5.	Performance Shares. During the quarter ending June 2008, the Company reviewed the performance criteria for the performance shares granted to you in November 2006 (as amended in June 2007). Despite the revenue performance metrics being met; you understand and agree that (a) it will be recommended to the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”) that such performance shares will become null and void effective as of the date determined by the Compensation Committee, (b) the Company may act upon such determination by the Compensation Committee and (c) as a result, such performance shares may become null and void as of the date determined by the Compensation Committee.

6.	Withholding Taxes and Other Deductions. The Company will withhold from any payments which are made to you, but only at the time such payments are actually made to you under this Agreement, any applicable federal, state, local, and any other taxes, and such other deductions as are prescribed by law.

7.	Restrictive Covenants. You acknowledge and agree that the following sections of your Employment Agreement survive your termination of employment with the Company and that you will comply with these provisions of Sections 9(b) (Non-Solicitation), 9(c) (Information), 9(d) (Intellectual Property) and 9(e) (Enforcement) of the Employment Agreement; provided, however, that, solely to the extent required to perform your services for NXP, you may use information and intellectual property as set forth in Sections 9(c) and 9(d) of the Employment Agreement that the Company and NXP have mutually agreed is required for you to perform your services for NXP. Those sections are hereby incorporated into this Agreement as if set forth herein. You acknowledge and agree that you will also be subject to such three-year non-solicitation covenant as have been agreed to between the Company and NXP as written in the Asset Purchase Agreement. The Company acknowledges that the restrictive covenants referred to in this Section 7 are the only written contractual restrictive covenants that apply; provided, however, that you acknowledge and agree that you shall remain subject to any restrictions that may be imposed under common law.

8.	General Release. In consideration of the payment made under this Agreement and as a condition to the effectiveness of this Agreement, you must execute the general release agreement attached hereto as Exhibit A. This Agreement, and the obligations hereunder, will not become effective until the “Effective Date” (as defined in the general release).

9.	Arbitration. Except to the extent equitable relief is sought by the Company, each suit, action, or proceeding arising out of or relating to this Agreement, the subject matter of this Agreement, the performance of the parties hereto of their obligations under this Agreement, or the claimed breach of this Agreement, will be resolved pursuant to final and binding arbitration before the American Arbitration Association (“AAA”) in accordance with the AAA’s Rules for the Resolution of Employment Disputes (or the then equivalent thereof) (the “Rules”). Any such arbitration will be heard in Los Angeles, California before a single arbitrator selected in accordance with the Rules, provided that the appropriate background of a potential arbitrator, relevant to the issues to be resolved, will be given due consideration by the appointing parties. It is intended that any arbitration under this Section 10 will remain confidential to the maximum extent permitted by law, and to that end it is agreed by the parties hereto that the facts disclosed in the arbitration, the issues arbitrated, and the views or opinions of any persons concerning them will not be disclosed to third persons at any time, except to the extent necessary to enforce an award or judgment or as required by law or in response to legal process or in connection with such arbitration, and except any disclosure to attorneys, accountants or other professional advisors. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof, including, without limitation, courts in the State of California.

10.	Entire Agreement. This Agreement sets forth the entire agreement of the parties hereto with respect to your separation from employment with the Company, and except as otherwise specified in this Agreement, supersedes any and all prior agreements, oral or written, with respect thereto, including without limitation the Employment Agreement, the Employment Agreement dated December 15, 1998 between you and the Company and the retention agreement entered into between you and the Company in June 2007.

11.Amendment; Waiver. This Agreement may not be amended, altered, or modified except by an instrument in writing duly executed by the parties hereto. Neither the waiver by either of the parties hereto of a breach of or a default under any of the provisions of this Agreement, nor the failure of either of the parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder, will thereafter be construed as a waiver of any subsequent breach or default of a similar nature, or as a waiver of any such provisions, rights, or privileges hereunder.

12.	Necessary Amendments Due to Internal Revenue Code Section 409A. You and the Company acknowledge that the requirements of Section 409A are still being developed and interpreted by government agencies, that certain issues under Section 409A remain unclear at this time, and that the parties hereto have made a good faith effort to comply with current guidance under Section 409A. Notwithstanding anything in this Agreement to the contrary, in the event that amendments to this Agreement are necessary in order to comply with future guidance or interpretations under Section 409A, including amendments necessary to ensure that compensation will not be subject to Section 409A, you agree that the Company shall be permitted to make such amendments, on a prospective and/or retroactive basis, in its sole discretion.

13.	Law. This Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, will be governed by and construed in accordance with the laws of the State of California without giving effect to its conflict of laws principles.

14.	Acknowledgements. You acknowledge that the amounts and benefits provided to you under this Agreement are in excess of any obligations that the Company may otherwise have to you. You also acknowledge that this Agreement is voluntarily entered into by you in consideration of the undertakings by the Company as set forth herein and that you have been advised to consult with an attorney prior to signing this Agreement. This Agreement is entered into without reliance on any promise or representation, written or oral, other than those expressly contained herein.

15.	Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original and all of which shall be deemed to constitute one and the same instrument.

Please sign both copies of this letter below, indicating your acceptance.

Very truly yours,

CONEXANT SYSTEMS, INC.

By:
Name:
Title:

AGREED as of the date

first above written

Lewis C. Brewster

Exhibit A

GENERAL RELEASE AGREEMENT

FOR AND IN CONSIDERATION OF certain separation benefits set forth in the Separation and Release Agreement dated August 8, 2008 between Conexant Systems, Inc. (the “Company”) and me (the “Separation Agreement”), as amended, I, Lewis C. Brewster, agree, on behalf of myself, my heirs, executors, administrators, and assigns, to release and discharge the Company and its current and former officers, directors, employees, agents, owners, subsidiaries, predecessors, divisions, parents, successors, and assigns (the “Company Released Parties”) from any and all manner of actions and causes of action, suits, debts, dues, accounts, bonds, covenants, contracts, agreements, judgments, charges, claims, and demands whatsoever (“Losses”) which I, my heirs, executors, administrators, and assigns have, or may hereafter have, against the Company Released Parties or any of them arising out of or by reason of any cause, matter, or thing whatsoever from the beginning of the world to the date hereof, including without limitation, my employment by the Company and the cessation thereof, any predecessor employment agreements including without limitation the Employment Agreement entered into between me and the Company dated February 27, 2004, the Employment Agreement entered into between me and the Company date December 15, 1998, the retention agreement entered into between me and the Company in June 2007, all matters arising under any federal, state, or local statute, rule, or regulation, or principle of contract law or common law, including but not limited to, the Worker Adjustment and Retraining Notification Act of 1988, as amended, 29 U.S.C. §§ 2101 et seq., the Fair Labor Standards Act of 1938, as amended, 29 U.S.C. §§ 201 et seq., the Family and Medical Leave Act of 1993, as amended, 29 U.S.C. §§ 2601 et seq., Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. §§ 2000e et seq., the Age Discrimination in Employment Act of 1967, as amended, 29 U.S.C. §§ 621 et seq. (the “ADEA”), the Americans with Disabilities Act of 1990, as amended, 42 U.S.C. §§ 12101 et seq., the Employee Retirement Income Security Act of 1974, as amended, 29 U.S.C. §§ 1001 et seq., the National Labor Relations Act of 1935, as amended, 29 U.S.C. §§ 151 et seq., the California Fair Employment and Housing Act, as amended, Cal. Gov’t Code §§ 12900 et seq., the New Jersey Law Against Discrimination, as amended, N.J. Stat. Ann. §§ 10:5-1 et seq., and any other equivalent federal, state, or local statute; provided, however, that I do not release or discharge the Company Released Parties (i) from any Losses arising under the ADEA which arise after the date on which I execute this General Release, (ii) from any claims for benefits in which I am vested that I may have under the terms of any of the Company’s benefit plans applicable to me, (iii) from any claims for a breach by the Company of its obligations under the Separation Agreement, or any right I may have to enforce the terms of such agreement, or (iv) any rights to indemnification or directors and officers liability insurance to which I may be entitled. It is understood that nothing in this General Release is to be construed as an admission on behalf of the Company Released Parties of any wrongdoing with respect to me, any such wrongdoing being expressly denied.

I acknowledge that, as of the date hereof, I understand that the Company has not filed, and that no senior executive officer of the Company has actual knowledge of, any open or pending complaint, charge, claim or proceeding against me or my heirs, executors, administrators or assigns, by the Company before any federal, state, or local agency, court, or other body relating to my employment with the Company.

I represent and warrant that I fully understand the terms of this General Release, that I have had the benefit of advice of counsel or have knowingly waived such advice, and that I knowingly and voluntarily, of my own free will, without any duress, being fully informed, and after due deliberation, accepts its terms and sign the same as my own free act. I understand that as a result of executing this General Release, I will not have the right to assert that the Company violated any of my rights in connection with my employment or with the termination of such employment.

I acknowledge that I am familiar with Section 1542 of the Civil Code of the State of California, which provides as follows:

A general release does not extend to claims which the creditor does not know of or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

I hereby waive and relinquish any rights and benefits which I have or may have under Section 1542 of the Civil Code of the State of California, to the full extent permitted by law.

I affirm that I have not filed, and agree, to the maximum extent permitted by law, not to initiate or cause to be initiated on my behalf, any complaint, charge, claim, or proceeding against the Company Released Parties before any federal, state, or local agency, court, or other body relating to my employment or the cessation thereof, and agree not to voluntarily participate in such a proceeding. However, nothing in this General Release will preclude or prevent me from filing a claim with the Equal Employment Opportunity Commission that challenges the validity of this General Release solely with respect to my waiver of any Losses arising under the ADEA on or before the date on which I execute this General Release.

I acknowledge that I have twenty-one (21) days in which to consider whether to execute this General Release. I understand that such 21-day consideration period may be waived by me and that I may execute this General Release before the expiration of such consideration period. I understand that upon my execution of this General Release, I will have seven (7) days after such execution in which I may revoke my execution of this General Release. In the event of revocation, I must present written notice of such revocation to Michael H. Vishny at the Company, 4000 MacArthur Boulevard, West Tower, Newport Beach, CA 92660, Fax (949-483-9462).

If seven (7) days pass without Mr. Vishny’s receipt of such written notice of revocation, this General Release will become binding and effective on the eighth day (the "Effective Date").

This General Release will be governed by the laws of the State of California without giving effect to its conflict of laws principles.

Lewis C. Brewster	Date